Exhibit (k)(2)


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                           FEE AND SERVICE SCHEDULE
                          FOR STOCK TRANSFER SERVICES

                                    between

                JAPAN SMALLER CAPITALIZATION FUND, INC.

                                      and
                                EQUISERVE, INC.

                                      and
                         EQUISERVE TRUST COMPANY, N.A.

TERM

This Fee and Service Schedule is by and between, EquiServe, Inc. and EquiServe Trust Company, N.A. (collectively, the "Transfer Agent") and Japan Smaller Capitalization Fund, Inc. hereinafter referred to as ("the Customer"), whereby the Transfer Agent will perform the following services for the Common Stock of the Customer.

The term of this Fee and Service Schedule shall be for a period of three (3) years, commencing from March 1, 2005 the effective date of this Fee and Service Schedule (the "Initial Term").

After the Initial Term of the Agreement, providing that service mix and volumes remain constant, the fees listed in the Fee and Service Schedule shall be increased (a) by the accumulated change in the National Employment Cost Index for Service Producing Industries (Finance, Insurance, Real Estate) for the preceding years of the contract, as published by the Bureau of Labor Statistics of the United States Department of Labor or (b) to the Transfer Agent's minimum fee then in effect, whichever is greater. Fees will be increased on this basis on each successive contract anniversary thereafter.

FEES AND SERVICES
Transfer Agent and Registrar Fee
$ 833.33    Monthly Stock Transfer/Registrar Fee

            Includes the standard Transfer Agent and Registrar services as stated in the following sections:

      Administrative Services
      o Annual administrative services as Transfer Agent and Registrar for the Common Stock of the Customer
      o  Assignment of Account Manager
      o Remote inquiry access to the Customer records via PC or terminal with telecommunication software

      Account Maintenance


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      o  Maintaining 1,000 record shareholder accounts per year, (additional shareholder accounts to be billed at $6.00 each per year,) to include the following services:
            o  Processing of new shareholder accounts
            o  Posting and acknowledging address changes
            o  Processing other routine file maintenance adjustments
            o Posting all transactions, including debit and credit certificates to the stockholder file
            o Researching and responding to all registered shareholder inquiries
            o  Responding to requests for audit confirmations
            o  Shareholder Internet Access

      Routine Certificate Issuance
      o Issuance, cancellation and registration of up to 1,000 certificates per year (excess to be billed at $1.50 each) to include the following services:
            o  Production and mailing of daily transfer reports
            o Processing of all legal transfers including New York window and mail items
            o  Combining certificates into large and/or smaller denominations
            o  Replacing lost certificates
            o  Placing, maintaining and removing stop-transfer notations

      Special Certificate Issuance
      o The processing of up to 50 stock option issuances, to include DWAC processing where required, per annum, additional to be billed at $15.00 per stock option issuance
      o The processing of up to 50 restricted transfers per annum, additional to be billed at $20.00 per restricted transfer

      Annual Meeting Services
      o  Preparing a full stockholder list as of the Annual Meeting
         Record Date
      o  Addressing proxy cards for all registered shareholders
      o Enclosing and mailing proxy card, proxy statement, return envelope and Annual Report to all registered shareholders
      o  Receiving, opening and examining returned proxies
      o Writing in connection with unsigned or improperly executed proxies
      o Tabulating returned proxies; up to five (5) proposals, additional billed at $0.03 per proposal per shareholder
      o  Provide on-line access to proxy vote status
      o Attending Annual Meeting as Inspector of Election (Travel expenses billed as incurred)
      o Preparing a final Annual Meeting List reflecting how each account has voted on each proposal
      Mailing, Reporting and Miscellaneous Services
      o Addressing and enclosing company-provided materials, three (3) per annum for registered shareholders
      o Providing six (6) standard reports per annum, at Customer's discretion


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      o  Coding "multiple" accounts at a single household to suppress duplicate mailings of reports

      Dividend Services

      As Dividend Disbursing Agent and Paying Agent, the Agent, will perform the dividend related services indicated below, pursuant to the following terms and conditions:

      o All funds must be received before or on mailing date by 11:00 a.m., Eastern Standard Time via Federal Funds Wire, ACH or
           Demand Deposit Account debit
      o Preparing and mailing quarterly dividends with an additional enclosure with each dividend check
      o Direct Deposit of dividends via ACH, for shareholders who have enrolled in this service.
      o Preparing a hard copy dividend list as of each dividend record date
      o Preparing and filing Federal Information Returns (Form 1099) of dividends paid in a year and mailing a statement to each stockholder
      o    Preparing and filing State Information Returns of dividends paid in a year to stockholders resident within such state
      o    Preparing and filing annual withholding return (Form 1042) and payments to the government of income taxes withheld from
           Non-Resident Aliens
      o    Replacing lost dividend checks
      o    Reconciling paid and outstanding checks
      o Coding "undeliverable" accounts to suppress mailing dividend checks to same
      o    Processing and recordkeeping of accumulated uncashed dividends
      o    Furnishing requested dividend information to stockholders
      o Performing the following duties as required by the Interest and Dividend Tax Compliance Act of 1983:
                o Withholding tax from shareholder accounts not in compliance with the provisions of the Act
                o Reconciling and reporting taxes withheld, including additional 1099 reporting requirements, to the Internal Revenue Service
                o Responding to shareholder inquiries regarding the Regulations
                o Mailing to new accounts who have had taxes withheld, to inform them of procedures to be followed to curtail subsequent back-up withholding
                o Performing shareholder file adjustments to reflect certification of accounts

      Dividend Reinvestment Services

      As Administrator of your original issue Dividend Reinvestment and Stock Purchase Plan ("DRP"), the Transfer Agent will perform the following DRP related services:


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      o    Investing  Dividend Reinvestment and Optional Cash Purchases
           quarterly
      o Reinvestment and/or cash investment transactions of Dividend Reinvestment Plan participant accounts
      o Preparing and mailing a dividend reinvestment detailed statement with an additional enclosure to each Dividend Reinvestment Plan participant
      o    Processing automatic monthly investments via ACH
      o Preparing and mailing a cash investment detailed statement with an additional enclosure to each Dividend Reinvestment participant
      o Maintaining DRP accounts and establishing new participant accounts
      o    Processing termination and withdrawal requests
      o Supplying summary reports for each reinvestment/investment to the Fund
      o    Certificate depository
      o    Handling stockholder and customer inquiries concerning the Plan
      o Preparing and mailing Form 1099 to participants, including DRP participants and related filings with the IRS

      Direct Filing of Abandoned Property
      o Processing and mailing Due Diligence notices to all qualifying shareholder accounts as defined by the State Filing Matrix
      o Processing returned Due Diligence notices and remitting property to shareholders prior to escheatment
      o    Preparing and filing Preliminary and Final Abandoned Property
           Reports
      o Preparing and filing checks for each state covering unclaimed funds as per state requirements
      o Issuing and filing stock certificate(s) registered to the applicable state(s) representing returned (RPO) certificates and underlying share certificates
      o Retaining, as required by law or otherwise, records of property escheated to the several States and responding, after appropriate research, to shareholder inquiries relating to same

            Lost Owner/Shareholder Search Services
            SEC Electronic Database Search                 $2.00 per account
                                                           searched
            National Change of Address (NCOA) Search       $.01 per account
                                                           (all accounts)


Additional Services
Items not included in the fees and services set forth in this Fee and Service
Schedule including, but not limited to, services associated with the payment of a stock dividend, stock split, corporate reorganization, or any services associated with a special project are to be billed separately, on an appraisal basis.

Services required by legislation or regulatory fiat which become effective after the date of acceptance of this Fee and Service Schedule shall not be a part of the Standard Services and shall


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be billed by appraisal. All additional services not specifically covered under this Fee and Service Schedule will be billed by appraisal, as applicable.

Billing Definition of Number of Accounts
For billing purposes, the number of accounts will be based on open accounts on file at the beginning of each billing period, plus any new accounts added during that period. An open account shall mean the account of each Shareholder which account shall hold any full or fractional shares of stock held by such Shareholder and/or outstanding funds or tax reporting to be done.

Out-of-Pocket Expenses
In addition to the fees above, the Customer agrees to reimburse the Transfer Agent for out-of-pocket expenses, including but not limited to postage, Transfer Agent administrative costs, forms, telephone, microfilm, microfiche, taxes, records storage, exchange and broker fees, or advances incurred by the Transfer Agent for the items set out in Exhibit A attached hereto. In addition, any other expenses incurred by the Transfer Agent at the request or with the consent of the Customer, will be reimbursed by the Customer.



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                                  ACCEPTANCE

In witness whereof, the parties hereto have caused this Fee and Service Schedule to be executed by their respective officers, hereunto duly agreed and authorized, as of the effective date of this Fee and Service Schedule.


EquiServe, Inc.
EquiServe Trust Company, N. A.          Japan Smaller Capitalization Fund, Inc.
On Behalf of Both Entities:


By:                                     By:
   ---------------------------------       --------------------------------
Name:       Dennis V. Moccia            Name:
      ------------------------------         ------------------------------
Title:      Managing Director           Title:
      ------------------------------          -----------------------------


























This Fee and Service Schedule shall serve as an attachment to the Transfer Agency and Stock Transfer Services Agreement dated March 1, 2002.



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                                   Exhibit A
                            Out of Pocket Expenses

Out of pocket expenses associated with, but not limited to, the following are not included in the fees quoted in this Fee and Service Schedule and are billable as incurred.
Postage (Outgoing and Business Reply)
Envelopes
Labels
Forms and Stationery and Proxy Cards
Fulfillment, i.e., transfer packages, new account packages
Proxy Proof Set-up
Record Retention
Insurance Premiums (Mailing certificates)
Delivery and Freight charges (including overnight delivery; Airborne
Express, FedEx, etc.)
Typesetting (proxy cards, due diligence mailings, etc.)
Printing (proxy cards, etc.)
Destruction of excess/obsolete material
DTC trade transaction expenses (Treasury buybacks, etc.)
Custody Settlement charges
Telephone usage and line expenses
Lost Shareholder Program database search

Please Note:

Good funds to cover postage expenses in excess of $10,000 for shareholder mailings must be received in full by 12:00 p.m. Eastern Time on the scheduled mailing date. Postage expenses less than $10,000 will be billed as incurred.

SKU numbers are required on all material received for mailing. A special handling fee of $10.00 per box will be assessed for all material not marked with a SKU number. Such material includes, but is not limited to: proxy statements, annual and quarterly reports, and news releases. Overtime charges will be assessed in the event services are required to be performed after-business hours due to late delivery of material for mailings to shareholders by the Customer unless the mail date is rescheduled. Exhibit B provides the Specifications for packing and shipping materials to EquiServe.








                                   EXHIBIT B

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[OBJECT OMITTED] EQUISERVE

         SPECIFICATIONS FOR PACKING & SHIPPING MATERIALS TO EQUISERVE

                               Revised 1/22/04

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Special Notes   1. Please contact your client services team when you
                   or your print vendor ships materials and provide the SKU #, date shipped, shipped to location, quantity shipped and tracking number(s).
                2. Please follow these packing, shipping and SKU # (page 3)
                   guidelines to help us receive and utilize your materials efficiently.
                3. For specifics concerning your company's mailing, please contact your client services team.

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Delivery timing Please ship your materials to arrive according to the following schedule:

               ----------------------------------------------------------------
                  # of Pieces                  Delivery Deadline
               ----------------------------------------------------------------
               1-25,000           Prior to 12 noon, 3 business days prior to
                                  mail date
               ----------------------------------------------------------------
               25,001-50,000      Prior to 12 noon, 4 business days prior to
                                  mail date
               ----------------------------------------------------------------
               50,001-200,000     Prior to 12 noon, 5 business days prior to
                                  mail date
               ----------------------------------------------------------------
               Over 200,001       Establish delivery schedule with your
               pieces             client services team.  Large mailings will
                                  require more time. Your client service team
                                  will work with you to schedule the
                                  appropriate delivery timeframe to ensure
                                  processing of your mailing.
               ----------------------------------------------------------------
Shipping
addresses
               ----------------------------------------------------------------
               Letter size & Proxy Card        EquiServe
               material                        118 Fernwood Avenue
                                               Edison NJ 08837-3857
                                               Attn: Receiving
                                               Tel: 732-417-2684
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               All other Proxy material        EquiServe
                                               200 McGaw Drive
                                               Edison NJ 08837-3857
                                               Attn: Receiving
                                               Tel: 732-417-2684
               ----------------------------------------------------------------
               Standard Register               Standard Register Warehouse
                                               311 Prestige Park Road
                                               East Hartford CT 06108
                                               OR
                                               Parker Warehouse
                                               21 Parker Drive
                                               Avon MA 02322
               ----------------------------------------------------------------

               ----------------------------------------------------------------
                                                      Continued on next page


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SPECIFICATIONS FOR PACKING & SHIPPING MATERIALS TO EQUISERVE,
Continued

Receiving       Monday through Friday, 8:00 a.m. to 4:00 p.m.*
Hours           *During Proxy season, extended receiving hours are offered with advanced notice.  To arrange for extended receiving hours
                (after 4:00 p.m. and on weekends) contact your client services team.

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Receiving       Every shipment, including courier deliveries, requires proper
Documentation   documentation including a delivery receipt and a packing
                list. Both should include the following information:

               ----------------------------------------------------------------
                 1    Name of Client
               ----------------------------------------------------------------
                 2    Description of material
               ----------------------------------------------------------------
                 3    Material SKU Number
               ----------------------------------------------------------------
                 4    Total number of boxes/packages delivered
               ----------------------------------------------------------------
                 5    Quantity per box/package
               ----------------------------------------------------------------
                 6    Total number of pieces delivered/volume
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                 7    Identification of partial shipment
               ----------------------------------------------------------------
                 8    Purchase order number, if available
               ----------------------------------------------------------------

                o Each box must be marked with the Client Name, Material Description, SKU #, Quantity per box, Box # and Total # of boxes.
                o The same document can be used for both the delivery receipt and packing list. Please provide delivery point with a copy. Attach the packing list to the outside of one box in an envelope or plastic pouch.

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Packing         o  Do not shrink-wrap materials individually or in
pointers           bundles.  This includes Annual Reports.
                o  Use only paper bands if sending banded material. Please do not use string, strapping or rubber bands.
                o  When bundling or grouping material, please make sure
                   that all pieces in the bundle or group face in the same direction.
                o  Box or package each type of enclosure separately.
                   Please do not mix enclosures in cartons.
                o  Label cartons to show the type of material and number of pieces.
                o  Attach a sample of the material to the outside of each
                   carton.
                o  Maximum weight per carton should not exceed 50 lbs.


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                                                      Continued on next page


SPECIFICATIONS FOR PACKING & SHIPPING MATERIALS TO EQUISERVE,
Continued

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Quarterly       o  Folded material must be a "C" or "Barrel" fold. Do not
Reports,           have enclosures "Z" folded.
Folded          o  Paper band material in groups of 50 to 100 pieces.
Proxy           o  Use paper bands that are at least 2 1/2 to 3 inches wide.
Statements and  o  Place cardboard sheets between each layer.
Newsletters     o  To eliminate the need for cardboard, crisscross the groups of reports or statements.

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Annual Reports  o  Layer in groups of 50.
and flat Proxy  o  Do not shrink-wrap individual pieces or groups of pieces.
Statements      o  Place cardboard sheets between each layer.
                o  To eliminate the need for cardboard, you can crisscross the groups of reports or statements.
                o  Do not place layers of paper or cardboard between
                   individual reports.

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Using Skids     o  Place only one type of material on each skid. If
                   you load cartons on a skid, each carton should contain the same number of pieces.
                o  Maximum skid size: 40" x 48"
                o  Maximum height: 54" (including pallet)
                o  Maximum weight: 3,000 lbs.
                o  Pallet must be forklift accessible on the 40" side.
                o Pallet should be stretch-wrapped to prevent spillage of contents.

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Using Skid      >> Most printers are able to wrap material neatly and securely
packs or           on skids without using cartons. We strongly recommend
Power              this packing method, especially for clients with
packs              shareholder bases of more than 40,000. Please do not
                   shrink-wrap materials in bundles.
                >> Skid packs, also known as Power packs or Gaylords, cut
                   expenses and processing time. Unnecessary cartons cost money, delay processing and must be disposed of for recycling. Skid packs can be used for nearly any kind of mailing enclosure, including quarterly and annual reports, proxy statements and newsletters.
                >> Ship 90% of your material on skid packs. Ship the remaining
                   10% in cartons. We will use the skid packs (90%) first for efficiency and better inventory control, and the carton packs (10%) last and for return shipping of surplus materials.
                >> Have your printer stretch-wrap the cardboard sides of each skid pack for added protection against inclement weather.
                   Do not shrink-wrap individual items or bundles of items.

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SPECIFICATIONS FOR PACKING & SHIPPING MATERIALS TO EQUISERVE, Continued


                ---------------------------------------------------------------



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Surplus         We regret that we do not have warehousing facilities to store material surplus material after your mail date. Please let your client services team know before your mailing whether you would like us to dispose of your material or ship it back at your expense. Special arrangements can be made by contacting your client services team.

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SKU Number      WHAT IS A SKU NUMBER?
information     A SKU number is a unique Stock Keeping Unit (SKU) number
                assigned to your specific enclosure and printed on each piece to be enclosed and mailed. It is expected that all print vendors will print the SKU number on all material delivered to Print/Mail locations.

                WHY USE SKU NUMBERS?
                In an effort to continuously improve service, enhanced quality control practices for receiving and inventory tracking purposes have been implemented at Print/Mail locations. Improved client specific receiving and inventory tracking is made possible through the printing of a unique SKU number on your enclosures by your printer.

                WHO ASSIGNS THE SKU NUMBERS?
                The recommended SKU number patter is as follows: Company number or Issue ID (client identification number) followed by the specific material abbreviation and the current quarter/year. This number is communicated to the printer by the client for whom the material is being printed, and assigned by the Account Administrator at EquiServe.

                Sample SKU Number Patterns
                Betterworks Company 2003 Annual Report: BTWCM-AR-04 Betterworks Company 2003 Proxy Statement: BTWCM-PS-04

                ARE THERE SPECIFIC LIMITATIONS & PRINTING
                CONSIDERATIONS?
                YES!!!
                o     Character limitation of 15 spaces
                o     Dashes recommended (to separate key information)
                o     Each dash represents a character limitation
                o     Location of your SKU #:
                      Booklet style material: reverse side of document, lower right corner
                      One page material: front of document, lower right corner




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